UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                       November 5, 2006

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On November 5, 2006, NAVTEQ Corporation, a Delaware corporation (“NAVTEQ”), Traffic.com, Inc., a Delaware corporation (“Traffic”), NAVTEQ Holdings B.V., a corporation organized under the laws of The Netherlands, and NAVTEQ Holdings Delaware, Inc., a Delaware corporation (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Traffic will be merged with and into Merger Subsidiary (the “Merger”).  Upon consummation of the Merger, the separate existence of Traffic will cease, and Merger Subsidiary will be the surviving corporation.  The equity value of the transaction is approximately $179 million.  The Merger has been approved by the Board of Directors of both NAVTEQ and Traffic.  NAVTEQ has issued a press release dated November 6, 2006 announcing the Merger Agreement and the transactions contemplated thereby.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share outstanding of Traffic common stock will be converted into the right to receive, at the election of the holder thereof (subject to certain conditions, including those pertaining to pro-ration): (i) $8.00 in cash, without interest or (ii) 0.235 shares of NAVTEQ common stock, par value $0.001 per share (collectively, the “Merger Consideration”).  The election of cash or stock will be subject to a limit on total cash consideration of approximately $49 million (minus the cash value of dissenting shares) and a total stock consideration equal to approximately 4.3 million shares of NAVTEQ common stock (less the shares of NAVTEQ common stock issued to holders of warrants to purchase Traffic stock that are exchanged for NAVTEQ common stock based on the per share stock consideration).

The Merger Agreement includes customary representations, warranties and covenants of the parties.  The covenants of Traffic include, subject to certain exceptions, covenants to (i) conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger, (ii) have its Board of Directors recommend that its stockholders vote for the approval and adoption of the Merger Agreement and the Merger, (iii) hold a stockholders’ meeting for the purpose of voting on the adoption of the Merger Agreement, (iv) not withdraw its Board of Director’s recommendation, approve an alternative business combination transaction or proposal, or approve or enter into an agreement for an alternative business combination transaction, (v) not solicit, encourage or facilitate alternative business combination transaction proposals, and (vi) not engage in discussions or negotiations concerning or disclose nonpublic information in connection with alternative business combination transactions or proposals.

The consummation of the Merger is subject to the approval of stockholders of Traffic by a majority of the votes cast at the meeting of Traffic’s stockholders and other customary closing conditions, including (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law or regulation that makes illegal the Merger or the transactions contemplated thereby or prohibits or otherwise prevents the consummation of the Merger or any of the transactions contemplated thereby, (iii) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (“SEC”), (iv) the number of shares dissenting from approval of the Merger not exceeding ten percent of the aggregate number of shares of Traffic capital stock outstanding as of the record date for Traffic’s stockholders’ meeting, and (iv) the approval of NAVTEQ’s common stock to be issued in the Merger for listing on the New York Stock Exchange.  Each party’s obligation to close is also subject to, among other closing conditions, the accuracy of representations and warranties of the other party and compliance by the other party of the covenants required to be complied with on or prior to closing, the receipt of required regulatory approvals, the delivery to each party of customary tax opinions from its counsel that the Merger will qualify as a tax-free reorganization for federal income purposes, the absence of an event constituting a material adverse effect on the other party, as described in the Merger Agreement, and the delivery of certain third party consents by the other party.  Furthermore, NAVTEQ’s obligation to close is subject to, among other closing conditions, the delivery of written agreements from certain holders of outstanding Traffic warrants providing for the exercise of such warrants in full at or prior to closing, the exchange of such warrants for the per share stock consideration set forth in the Merger Agreement or the replacement of such warrants by new warrants in a form agreed to by NAVTEQ and such holders.

The Merger Agreement contains certain termination rights of Traffic and NAVTEQ and further provides that Traffic will be required to pay NAVTEQ a termination fee of $6.25 million under certain specified circumstances.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed hereto as Exhibit 2.1, which is incorporated herein by reference.

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of Traffic entered into agreements with NAVTEQ and Traffic (the “Voting Agreements”) pursuant to which those stockholders have agreed to vote their Traffic shares in favor of adoption and approval of the Merger Agreement and approval of the Merger.  Copies of the forms of Voting Agreements are filed herewith as Exhibits 10.1 and 10.2.

Cautionary Statement

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties.  Those representations and warranties may have been made to allocate risks among the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts.  In addition, the representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with signing the Merger Agreement.  Investors are not third party beneficiaries under the Merger Agreement and, accordingly, should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of NAVTEQ, Traffic or Merger Subsidiary, or any of their respective affiliates.  Information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in NAVTEQ’s or Traffic’s public disclosures.

Important Information for Investors and Stockholders

NAVTEQ will file a registration statement, which will contain a proxy statement/prospectus of NAVTEQ and Traffic, and other relevant documents with the Securities and Exchange Commission (SEC) with respect to the proposed merger.  A definitive proxy statement/prospectus, when available, will be sent to security holders of Traffic seeking their approval of the proposed merger.  Investors and security holders are urged to read carefully the definitive proxy statement/prospectus and other materials when they become available before making any voting or investment decision because it will contain important information regarding NAVTEQ, Traffic.com and the proposed merger.

The documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.navteq.com or by directing a request to NAVTEQ Corporation, 222 Merchandise Mart, Suite 900 Chicago, Illinois 60654, Attention: Investor Relations, telephone: (312) 894-7000.  The documents filed with the SEC by Traffic.com may be obtained free of charge from Traffic.com’s website at www.traffic.com or by directing a request to Traffic.com, Inc., 851 Duportail Road, Wayne, PA 19087, Attention: Investor Relations, telephone: (610) 725-9700.

NAVTEQ, Traffic and their respective executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Traffic in favor of the proposed merger.  Information about the executive officers, directors and other employees of NAVTEQ and Traffic and their direct or indirect interests, by security holdings or otherwise, in the merger will be set forth in the proxy statement/prospectus when it becomes available.

Neither this Form 8-K nor the documents filed as exhibits hereto shall constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the documents filed as exhibits hereto contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These documents may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning.  These statements also include statements about NAVTEQ’s ability to integrate Traffic, the timing of the acquisition and NAVTEQ’s future operating and financial results.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2006, in each case as filed with the Securities and Exchange Commission.

Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. NAVTEQ does not undertake any obligation to update any forward-looking statements contained in this document.

Section 9 — Financial Statement and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

2.1                                 Agreement and Plan of Merger by and among NAVTEQ Corporation, NAVTEQ Holdings, B.V., NAVTEQ Holdings Delaware, Inc. and Traffic.com, Inc. dated as of November 5, 2006.

10.1                           Voting Agreement.

10.2                           Voting Agreement.

99.1                           Press Release issued by NAVTEQ Corporation on November 6, 2006.

99.2                           NAVTEQ Corporation Investor Presentation.

99.3                           Introduction to NAVTEQ for Traffic.com Presentation.

99.4                           Introduction to Traffic.com Presentation.

99.5                           Email communication from Judson C. Green, President of NAVTEQ to NAVTEQ employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: November 5, 2006	By:	/s/ David B Mullen
David B Mullen Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger by and among NAVTEQ Corporation, NAVTEQ Holdings, B.V., NAVTEQ Holdings Delaware, Inc. and Traffic.com, Inc. dated as of November 5, 2006.
Exhibit 10.1	Voting Agreement.
Exhibit 10.2	Voting Agreement.
Exhibit 99.1	Press Release issued by NAVTEQ Corporation on November 5, 2006.
Exhibit 99.2	NAVTEQ Corporation Investor Presentation.
Exhibit 99.3	Introduction to NAVTEQ for Traffic.com Presentation.
Exhibit 99.4	Introduction to Traffic.com Presentation.
Exhibit 99.5	Email communication from Judson C. Green, President of NAVTEQ to NAVTEQ employees.